UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 27, 2026

Rapid7, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37496	35-2423994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Causeway Street
Boston,	Massachusetts	02114
(Address of principal executive offices, including zip code)
(617) 247-1717
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	RPD	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations

On August 27, Michael Burns, Benjamin Holzman, Thomas Schodorf and Reeny Sondhi notified the Board of Directors (the “Board”) of Rapid7, Inc. (the “Company”) of their respective decisions to resign from the Board and each committee of the Board on which they serve, in each case effective as of August 27, 2026. The resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with the resignations, upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), the Board approved, as an exception to and notwithstanding the terms of the Company’s Non-Employee Director Compensation Policy, effective June 11, 2025 (the “Policy”), (i) the payment to each resigning director of an amount equal to the cash compensation such director would have received under the Policy through June 30, 2027 and (ii) the accelerated vesting of the unvested portion of each Initial Award and Annual Award (each, as defined in the Policy) held by such resigning director, effective immediately prior to the effectiveness of the applicable resignation. The Policy was filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed on August 8, 2025 with the Securities and Exchange Commission (the “SEC”).

New Director Appointments

Following the effectiveness of such resignations, on August 29, 2026, upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), the Board elected Maria Barrett and Julian Waits to serve as members of the Board, effective as of September 1, 2026. Ms. Barrett and Mr. Waits will each serve until the Company’s next annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal.

Ms. Barrett, 60 years old, is the owner of Barrett Cyber Solutions LLC. Ms. Barrett is a retired Lieutenant General of the U.S. Army and previously served as a Commanding General of the U.S. Army Cyber Command and Network Enterprise Technology Command from November 2018 to December 2025. Over the course of more than 35 years of service, Ms. Barrett has developed extensive experience leading and directing the delivery of global IT services, cybersecurity and enterprise network operations. Ms. Barrett’s executive leadership experience includes managing a globally dispersed workforce of 16,000, serving 1.2 million customers, overseeing a nearly $2 billion annual budget and developing initiatives and systems to deliver sustained readiness across the U.S. Army’s Cyber Forces. Ms. Barrett also has extensive experience advising senior executives on cyber warfare, cyber defense, artificial intelligence, and cyber threat intelligence. Ms. Barrett holds a Bachelors degree from Tufts University, and Masters degrees from Webster University and the Eisenhower School for National Security and Resource Strategy.

Mr. Waits, 60 years old, has served as the Company’s Chief Experience Officer since September 2025. As Chief Experience Officer, Mr. Waits is responsible for strengthening customer outcomes and ensuring customer priorities are reflected across the Company’s business, working closely with sales, marketing, product, engineering and executive leadership at the intersection of customer strategy, cybersecurity operations, technology and business performance. Prior to becoming Chief Experience Officer, Mr. Waits held senior leadership responsibilities at the Company spanning enterprise sales, business development, corporate development and strategic alliances. Before joining the Company, Mr. Waits held senior operating and executive roles across cybersecurity and enterprise technology companies, with a focus on go-to-market strategy, growth and business development, and has extensive experience and relationships across the cybersecurity industry. His experience includes leadership positions at Devo, ThreatTrack Security, CyberPoint Risk Analytics, Brabeion Software, Way2Market360, Archer Technologies, e-Security, BNX Systems, Banyan Systems, Compaq Computer Corporation, BMC Software and Chevron Corporation. Mr. Waits attended Loyola University New Orleans and Xavier University of Louisiana.

In conjunction with the foregoing resignations and appointments, the Board fixed the authorized number of directors constituting the Board at nine.

There are no arrangements or understandings between Ms. Barrett and Mr. Waits and any other person pursuant to which either was selected as a director. Except as described below with respect to Mr. Waits, there are no transactions involving Ms. Barrett or Mr. Waits requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Waits’ transition from his role as the Company’s Chief Experience Officer to a member of the Board, on August 30, 2026, the Company entered into a transition agreement with Mr. Waits (the “Transition Agreement”), pursuant to which, among other things, Mr. Waits will (i) continue serving as the Company’s Chief Experience Officer until his successor is duly appointed and thereafter in a non-executive capacity until December 31, 2026 and receive the same compensation he was otherwise entitled to during such period, (ii) receive a transition payment of six months of his current base salary in lieu of any severance payments or benefits under his Severance and Equity Award Vesting Acceleration Letter, dated as of May 1, 2026, provided that he remains available to provide transition services to the Company for 6 months after his employment termination date and subject to clawback in the event of any noncompetition covenant breach, (iii) receive payment of his 2026 annual bonus based on actual performance as determined in accordance with the applicable annual bonus plan, and (iv) continue vesting in his outstanding restricted stock unit and performance stock unit awards, subject to the terms of the Company’s 2015 Equity Incentive Plan, as amended (the “Plan”) and compliance with his noncompetition covenant, the applicable award agreement(s) and his Continuous Service (as defined in the Plan) through the applicable vesting date. In addition, the Transition Agreement includes a noncompetition covenant covering his term of employment through and until the 6 month anniversary thereafter.

As a non-employee director, Ms. Barrett will be entitled to receive compensation as a non-employee director under the Policy, as disclosed in the section “Director Compensation” set forth in the proxy statement for the 2026 annual meeting of stockholders, filed with the SEC on April 22, 2026. While he is an employee of the Company and until the Company’s 2027 Annual Meeting of Stockholders, Mr. Waits will not be eligible to receive compensation under the Policy for his service as a member of the Board. The Board expects that Mr. Waits will be eligible to participate in the Policy effective as of the Company’s 2027 Annual Meeting of Stockholders.

Director Indemnification

Each of Ms. Barrett and Mr. Waits will enter into the Company’s standard indemnification agreement for directors and officers, the form of which was filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 10, 2016.

Board Leadership and Committee Composition

In connection with this Board reconfiguration, the Board appointed J. Benjamin Nye as Lead Independent Director, effective as of August 27, 2026. Mr. Nye succeeds Marc Brown, who will continue to serve as a director of the Company.

Effective as of September 1, 2026, the committees of the Board will be composed as follows:

Audit Committee:

Jeff Kalowski (Chair)
Judy Bruner
Maria Barrett

Compensation Committee:

Kevin Galligan (Chair)
Marc Brown
J. Benjamin Nye

Nominating and Corporate Governance Committee:

Marc Brown (Chair)
Judy Bruner
Jeff Kalowski
Maria Barrett

The Board affirmatively determined that each member of the foregoing committees satisfies the applicable eligibility requirements for service on such committee under the rules of The Nasdaq Stock Market LLC and, in the case of the Audit Committee, Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Mr. Waits will not be appointed to any committees.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rapid7, Inc.

Dated: August 31, 2026	By:	/s/ Rafeal E. Brown
Rafeal E. Brown
Chief Financial Officer